UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2007

Netlist, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Goddard, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 435-0025

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 2, 2007, Netlist, Inc. entered into an agreement with The Irvine Company LLC, for the four year lease of approximately 28,672 rentable square feet in  an industrial office complex in Irvine, California.  The base rent for the first 12 months will be $32,973.00 per month, increasing to $34,406.00 per month for the second 12 months, to $35,840.00 per month for the third twelve months, and to $37,274.00 per month thereafter.

Netlist plans to move into the new facility in July, 2007.  The new lease will allow Netlist to consolidate its headquarters and manufacturing operation from four disparate buildings into a single location.  The terms of the lease allow Netlist to take additional space within the building as necessary to accommodate the company’s expected growth.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of that certain Lease (Multi-Tenant; Net) between Netlist and The Irvine Company attached as Exhibit 10.1 hereto and incorporated herein by reference as if set forth herein in its entirety.

The matters set forth in Item 2.03 below are incorporated herein by reference as if set forth herein in their entirety.

Item 2.03               Creation of a Direct Financial Obligation

On April 3, 2007, Netlist, Inc. and Wells Fargo Bank, National Association, entered into the Seventh Amendment to the Amended and Restated Credit and Security Agreement.  The amendment, which is effective as of March 21, 2007, allows Netlist to, at its election, increase  its line of credit from $25 million, in $2.5 million increments, up to a total of $40 million.  In addition, the amendment (i) establishes an equipment advance line of $3 million, (ii) increases the sublimit for letters of credit to $5 million, (iii) sets an inventory sublimit of $7 million, subject to increase to $10 million if certain targets are met, (iv) provides for the reduction in interest rates on borrowings if certain borrowing amount and financial performance targets are met, (v) resets the minimum book net worth, capital expenditures, and minimum debt service coverage ratio financial covenants, and (vi) eliminates the minimum net income and stop loss financial covenants.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of that certain Seventh Amendment to Amended and Restated Credit and Security Agreement among Netlist, Netlist Technology Texas, L.P., and Wells Fargo Bank, National Association, attached as Exhibit 10.2 hereto and incorporated herein by reference as if set forth herein in its entirety.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Lease (Multi-Tenant; Net), dated April 2, 2007, by and between The Irvine Company LLC, a Delaware limited liability company, and Netlist, Inc., a Delaware corporation.

10.2

Seventh Amendment to Amended and Restated Credit and Security Agreement, dated effective as of March 21, 2007, by and among Netlist, Inc., a Delaware corporation, Netlist Technology Texas, L.P., a Texas limited partnership, and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2007	NETLIST, INC.

/s/ Lee Kim
Lee Kim
Vice President and Chief Financial Officer